CERTIFICATION


Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections and (b) of section 1350, chapter 63 of title 18,United States Code), each of the undersigned officers of Churchill Cash Reserves Trust, do hereby certify to such officer's knowledge, that:

The report on Form N-CSR of Churchill Cash Reserves Trust for the period ended September 30, 2009 (the "Form N-CSR")fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Churchill Cash Reserves Trust.

Dated: December 7, 2009 	/s/  Lacy B. Herrmann
					---------------------
					Lacy B. Herrmann
					Chairman of the Board
					Churchill Cash Reserves Trust

Dated:  December 7, 2009	/s/  Diana P. Herrmann
					----------------------
					President
					Churchill Cash Reserves Trust

Dated:  December 7, 2009	/s/  Joseph P. DiMaggio
					-----------------------
					Chief Financial Officer
					and Treasurer
					Churchill Cash Reserves Trust

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Churchill Cash Reserves Trust and will be retained by Churchill Cash Reserves Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.